AMENDED AND RESTATED DISTRIBUTION AGREEMENT

    August 1, 2000 as Amended and Restated May 3, 2004 and November 15, 2006



Credit Suisse Asset Management Securities, Inc.
466 Lexington Avenue
New York, New York 10017-3147

Ladies and Gentlemen:

                  This is to confirm that, in consideration of the agreements hereinafter contained, each of the Credit Suisse Funds (and the portfolios thereof, as applicable) listed in Exhibit A hereto (each a "Fund", and together, the "Funds") have agreed that Credit Suisse Asset Management Securities, Inc. ("CSAMSI") shall be, for the period of this Agreement, the distributor of shares of common stock or beneficial interest, as the case may be, of each Fund (the "Shares"). The Fund's classes of Shares shall be designated as in the Fund's organizational documents each as may be amended or supplemented from time to time.

         1.       Services as Distributor

                  1.1 CSAMSI will be the "principal underwriter" of the Shares (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")), and as such, will act as agent for the distribution of all classes of the Shares covered by each Fund's registration statement on Form N-1A, under the Securities Act of 1933, as amended (the "1933 Act"), and the 1940 Act (the registration statement, together with the prospectuses (the "prospectus") and statements of additional information (the "statement of additional information") included as part of the registration statement, any amendments to the registration statement, and any supplements to, or material incorporated by reference into the prospectus or statement of additional information, being referred to collectively in this Agreement as the "Registration Statement").

                  1.2 CSAMSI agrees to use appropriate efforts to market the Funds and solicit orders for the sale of the Shares at such prices and on the terms and conditions set forth in the Registration Statement. CSAMSI agrees to file with all necessary regulatory authorities, such as the National Association of Securities Dealers, Inc. (the "NASD") and the Securities and Exchange Commission (the "SEC"), such advertising and sales literature as has been previously approved by the Funds. CSAMSI agrees that it will have legal responsibility under all applicable laws, rules and regulations, including the rules and regulations of the SEC and the NASD, for the form and use of all advertising and sales literature for the Funds which CSAMSI prepares, uses, approves for use and/or files with the SEC and/or the NASD.

                  1.3 All activities by CSAMSI as distributor of the Shares shall comply with all applicable laws, rules and regulations, including, without limitation, all rules and regulations made or adopted by the SEC or by any securities association registered under the Securities Exchange Act of 1934, as amended.

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                  1.4 CSAMSI agrees to (a) provide one or more persons during normal business hours to respond to telephone questions from prospective investors concerning the Funds that are referred to it by the Funds' transfer agent, (b) monitor the processing of purchase, redemption and exchange orders for Fund shares by the Funds' transfer agent, (c) enter into distribution and service agreements with broker-dealers and other financial intermediaries, and
(d) perform such other services as the parties may agree from time to time. CSAMSI will act only on its own behalf as principal should it choose to enter into distribution or service agreements but agrees not to enter into any such agreements without the prior written consent of a duly authorized Fund officer.

                  1.5 CSAMSI acknowledges that, whenever in the judgment of a Fund's officers such action is warranted for any reason, including, without limitation, market, economic or political conditions, those officers may direct CSAMSI to decline to accept any orders for, or make any sales of, any class of the Shares until such time as those officers deem it advisable to accept such orders and to make such sales. In addition, CSAMSI acknowledges that, whenever in the judgment of a Fund's officers any person or group should be restricted from further Fund purchases, those officers may direct CSAMSI to notify the Fund's transfer agent that it should decline to accept any particular order to purchase shares of the Fund, including purchase by exchange.

                  1.6 A Fund will promptly advise CSAMSI of the determination to cease accepting orders or selling any class of the Shares or to recommence accepting orders or selling any class of the Shares, and CSAMSI will convey this advice to the Fund's transfer agent as soon as practicable.

                  1.7 CSAMSI will prepare and deliver such quarterly reports as requested by each Fund's governing board of directors or trustees, as the case may be (the "Board"), and otherwise from time to time as requested by the Fund. Such reports shall be substantially in the form requested by the Fund. If requested by the Fund, one or more appropriate CSAMSI representatives shall attend Board meetings at the expense of CSAMSI.

                  1.8(a) Except as provided in (b) below, pursuant to the shareholder servicing and/or distribution plans, if any (the "12b-1 Plan") with respect to the shares of a Fund, adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act ("Rule 12b-1"), CSAMSI may provide, or enter into agreements with other parties to provide, the following services: (x) ongoing servicing and/or maintenance of the shareholder accounts or other administrative and accounting services and (y) services that are primarily intended to result in, or that are primarily attributable to, the sale of the Shares.

                  (b) Pursuant to the Distribution Plan (with respect to the Advisor Class), adopted by the Fund pursuant to Rule 12b-1, CSAMSI may compensate financial intermediaries to cover certain expenses primarily intended to result in the sale of a Fund's Advisor Class. Pursuant to the Distribution Plan (with respect to the Advisor Class), CSAMSI may also compensate financial intermediaries for administrative and accounting services provided to their customers or clients who are the record and/or beneficial owners of the Advisor Class of a Fund.

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                  (c) In performing all services under this Agreement, CSAMSI shall act in conformity with applicable law, the Charter and By-laws of each Fund, and the investment objective, investment policies and other practices and policies set forth in the Registration Statement relating to each Fund, as such Registration Statement and practices and policies may be amended from time to time.

         2.       Compensation

                  (a) Pursuant to the 12b-1 Plan, each relevant Fund will pay CSAMSI a monthly fee in arrears at an annual rate of .25% of the average daily net assets of the Fund's Common Class. Amounts paid to CSAMSI under the 12b-1 Plan may be used by CSAMSI to cover expenses related to providing the services set forth in Section 1.8(a) of this Agreement, including paying financial intermediaries that provide such services to their customers investing in a Fund. With respect to each relevant class of shares, CSAMSI shall be paid such front-end sales charges and contingent deferred sales charges as are set forth in the Registration Statements.

                  (b) Pursuant to the Distribution Plan, each relevant Fund will pay CSAMSI a monthly fee in arrears at an annual rate of .50% of the average daily net assets of the Fund's Advisor Class. Amounts paid to CSAMSI under the Distribution Plan will be used by CSAMSI exclusively to compensate financial intermediaries as described in Section 1.8(b) of this Agreement.

                  (c) Of the amount paid pursuant to Section 1.8(a) and (b), up to .25% of the average daily net assets of the relevant class of the Fund may be used by CSAMSI to compensate financial intermediaries for personal service and/or the maintenance of customer accounts, including but not limited to (i) responding to customer inquiries, (ii) providing information on customer investments and (iii) providing other shareholder liaison services.

                  (d) CSAMSI will prepare and deliver reports to the Board of each Fund on a regular, at least quarterly, basis, showing the amounts expended by the Fund pursuant to the distribution and service plans adopted pursuant to Rule 12b-1 and the purposes for which such expenditures were made, as well as any supplemental reports as the Board from time to time may reasonably request.

         3.       Duties of the Fund

                  3.1 Each Fund agrees at its own expense to execute any and all documents, to furnish any and all information and to take any other actions that may be reasonably necessary in connection with the sale of the Shares in those states that CSAMSI may designate.

                  3.2 Each Fund shall from time to time furnish for use in connection with the sale of the Shares, such informational reports with respect to the Fund and the Shares as CSAMSI may reasonably request, all of which shall be signed by one or more of the Fund's duly authorized officers; and the Fund warrants that the statements contained in any such reports, when so signed by one or more of the Fund's officers, shall be true and correct. Each Fund shall also furnish CSAMSI upon request with: (a) annual audits of the Fund's books and accounts made by independent public accountants regularly retained by the Fund,
(b) semiannual

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unaudited financial statements pertaining to the Fund, (c) a monthly itemized list of the securities held by the Fund, (d) monthly balance sheets and (e) such additional information regarding the Fund's financial condition as CSAMSI may from time to time reasonably request.

         4.       Representations and Warranties

                  Each Fund represents and warrants to CSAMSI that the Fund's current Registration Statement (a) includes all statements required to be contained therein in conformity with the 1933 Act, the 1940 Act and the rules and regulations of the SEC; (b) only contains statements of fact that will be true and correct when such Registration Statement becomes effective; and (c) will not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. CSAMSI may, but shall not be obligated to, propose from time to time such amendment or amendments to any Registration Statement and such supplement or supplements to any prospectus or statement of additional information as may, in the opinion of CSAMSI's counsel, be necessary or advisable. If a Fund shall not propose such amendment or amendments and/or supplement or supplements within fifteen (15) days after receipt by the Fund of a written request from CSAMSI to do so, CSAMSI may, at its option, terminate this Agreement. A Fund shall not file any amendment to any Registration Statement or supplement to any prospectus or statement of additional information without giving CSAMSI reasonable notice thereof in advance; provided, however, that nothing contained in this Agreement shall in any way limit a Fund's right to file at any time such amendments to any Registration Statement and/or supplements to any prospectus or statement of additional information with respect to any class of the Shares, of whatever character, as the Fund may deem advisable, such right being in all respects absolute and unconditional.

         5.       Effectiveness of Registration

                  None of the Shares shall be offered by either CSAMSI or a Fund under any of the provisions of this Agreement and no orders for the purchase or sale of any class of the Shares shall be accepted if and so long as the effectiveness of the Registration Statement shall be suspended under any of the provisions of the 1933 Act or if and so long as a current prospectus is not on file with the SEC; provided, however, that nothing contained in this Section 5 shall in any way restrict or have an application to or bearing upon the Fund's obligation to repurchase its shares from any shareholder in accordance with the provisions of the Registration Statement.

         6.       Indemnification

                  6.1 Each Fund agrees to indemnify, defend and hold CSAMSI, its several officers and directors, and any person who controls CSAMSI within the meaning of Section 15 of the 1933 Act (collectively, "CSAMSI Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the cost of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which CSAMSI Indemnified Persons, may incur arising out of or based upon (a) any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement relating to such Fund; (b) any omission or alleged omission to state a material fact required to be stated in any Registration Statement relating to such Fund or necessary to make

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the statements in any Registration Statement relating to such Fund not misleading; provided, however, that each Fund's agreement to indemnify CSAMSI Indemnified Persons shall not be deemed to cover any claims, demands, liabilities or expenses arising out of or based upon any statements or representations made by CSAMSI or its representatives or agents that are inconsistent with or vary from statements and representations contained in any Registration Statement relating to such Fund and in such financial and other statements relating to such Fund as are furnished to CSAMSI pursuant to Section
3.2 hereof; or (c) the breach by a Fund of this Agreement. A Fund's agreement to indemnify CSAMSI Indemnified Persons and a Fund's representations and warranties hereinbefore set forth in Section 4 shall not be deemed to cover any liability to such Fund or its shareholders to which CSAMSI Indemnified Persons would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of their duties, or by reason of CSAMSI's reckless disregard of its obligations and duties under this Agreement. Each Fund's agreement to indemnify CSAMSI Indemnified Persons as aforesaid, is expressly conditioned upon the Fund being notified of any action brought against CSAMSI Indemnified Persons within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify a Fund of any such action shall not relieve the Fund from any liability that the Fund may have to the CSAMSI Indemnified Person by reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of the Fund's indemnity agreement contained in this Section 6.1. Each Fund's indemnification agreement contained in this Section 6.1 and each Fund's representations and warranties in this Agreement shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any CSAMSI Indemnified Person, and shall survive the delivery of any of the Shares and termination of this Agreement. This agreement of indemnity will inure exclusively to CSAMSI's benefit, to the benefit of its several officers and directors, and their respective estates, and to the benefit of the controlling persons and their successors.

                  6.2 CSAMSI agrees to indemnify, defend and hold each Fund, the Funds' investment adviser(s) (the "Adviser"), their several officers and directors, and any person who controls a Fund or the Adviser within the meaning of Section 15 of the 1933 Act (collectively, "Fund Indemnified Persons"), free and harmless from and against any and all claims, demands, liabilities and expenses (including the costs of investigating or defending such claims, demands or liabilities and any counsel fees incurred in connection therewith) which Fund Indemnified Persons may incur, but only to the extent that such liability or expense incurred by the Fund Indemnified Persons resulting from such claims or demands shall arise out of or be based upon (a) any sales literature, advertisements, information, statements or representations issued or made by CSAMSI without the prior written consent of the Fund or its agent, (b) any untrue or alleged untrue statement of a material fact contained in information furnished in writing by CSAMSI to a Fund specifically for use in the Registration Statement relating to such Fund, (c) any omission or alleged omission to state a material fact in connection with such information required or necessary to make such information not misleading or (d) the breach by CSAMSI of this Agreement. CSAMSI's agreement to indemnify a Fund Indemnified Person, as aforesaid, is expressly conditioned upon CSAMSI's being notified of any action brought against the Fund Indemnified Person, such notification to be given in writing by the Fund Indemnified Person against whom such action is brought, within ten (10) days after the summons or other first legal process shall have been served. The failure to so notify CSAMSI of any such action shall not relieve CSAMSI from any liability that CSAMSI may have to the Fund Indemnified Person by

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reason of any such untrue or alleged untrue statement or omission or alleged omission otherwise than on account of CSAMSI's indemnity agreement contained in this Section 6.2.

                  6.3 In case any action shall be brought against any indemnified party under Section 6.1 or 6.2, and it shall timely notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it shall wish to do so, to assume the defense thereof with counsel satisfactory to such indemnified party. If the indemnifying party opts to assume the defense of such action, the indemnifying party will not be liable to the indemnified party for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof other than (a) reasonable costs of investigation or the furnishing of documents or witnesses and (b) all reasonable fees and expenses of separate counsel to such indemnified party if (i) the indemnifying party and the indemnified party shall have agreed to the retention of such counsel or (ii) the indemnified party shall have reasonably concluded that representation of the indemnifying party and the indemnified party by the same counsel would be inappropriate due to actual or potential differing interests between them in the conduct of the defense of such action.

         7.       Notice to CSAMSI

                  Each Fund agrees to advise CSAMSI immediately in writing:

                           (a) of any request by the SEC for amendments to the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or for additional information;

                           (b) in the event of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or the initiation of any proceeding for that purpose;

                           (c) of the happening of any event that makes untrue any statement of a material fact made in the Registration Statement relating to such Fund then in effect with respect to any class of the Shares or that requires the making of a change in such Registration Statement in order to make the statements therein not misleading; and

                           (d) of the commencement of any litigation or proceedings against the Fund or any of its officers or Board members in connection with the issuance and sale of any class of the Shares.

         8.       Amendments; Assignments

                  This Agreement may be amended only by written agreement signed by CSAMSI and each Fund. To the extent that a written amendment pursuant to this
Section is signed by some but not all of the Funds, such amendment shall be effective only with respect to the Funds that signed such written amendment.

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

                  This Agreement may not be assigned by either party without the prior written consent of the other party. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act).

         9.       Term of Agreement

                  This Agreement shall continue for an initial period of two years and thereafter shall continue automatically for successive annual periods with respect to a Fund, provided such continuance is specifically approved at least annually by (a) a vote of a majority of the Fund's Board or (b) a vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, provided that its continuance is also approved by a vote of a majority of the Fund's Board members who are not interested persons (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable by a Fund without penalty (a) on sixty (60) days' written notice, by a vote of a majority of the Fund's Board or by vote of a majority (as defined in the 1940 Act) of the Fund's outstanding voting securities, or (b) on one hundred twenty (120) days' written notice by CSAMSI.

         10.      Notices

                  All notices required to be given pursuant to this Agreement shall be in writing, delivered by messenger or express mail or courier service addressed as follows:

If to CSAMSI:

         Credit Suisse Asset Management Securities, Inc.
         Eleven Madison Avenue
         New York, New York 10010-3629
         Attn:  President

If to a Fund:

         c/o Credit Suisse Asset Management, LLC
         Eleven Madison Avenue
         New York, New York 10010-3629
         Attn:  President

         Any such notice shall be deemed to have been duly given or made when delivered to the addresses set forth above (a) on the date of delivery if sent by hand or (b) on the designated date of delivery if sent by express mail or courier service.

         11.      Limitation of Liability

         It is expressly agreed that this Agreement was executed by or on behalf of each Fund and not by the Board members of the Fund or its officers individually, and the obligations of the Fund hereunder shall not be binding upon any of the Board members, shareholders, nominees, officers, agents or employees of the Fund individually, but bind only the assets and property of the Fund. The execution and delivery of this Agreement have been authorized by the Board and

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

signed by an authorized officer of each Fund, acting as such, and neither such authorization by such Board nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund.

         The obligations of each Fund under this Agreement (i) are solely the responsibility of the applicable Fund (and shall bind only the assets and property of that Fund), and (ii) do not constitute the responsibilities and/or liabilities of any of the other Funds that are parties to this Agreement.

         12.      Choice of Law

                  This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of New York without giving effect to the choice-of-law provisions thereof.

         13.      Counterparts

                  This Agreement may be executed in counterparts, each of which shall be deemed an original.

         14.      Headings

                  The headings of the Sections of this Agreement are for convenience of reference only and are not to be considered in construing the terms and provisions of this Agreement.

[Signature page follows.]


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                  Please confirm that the foregoing is in accordance with your understanding by indicating your acceptance hereof at the place below indicated, whereupon it shall become a binding agreement between us.



                                   Very truly yours,



                                   THE CREDIT SUISSE FUNDS LISTED ON EXHIBIT A



                                   By:
                                       ---------------------------------------
                                        Name:
                                        Title:



Accepted:



CREDIT SUISSE ASSET MANAGEMENT SECURITIES, INC.



By:
   ----------------------------------
     Name:
     Title:


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                                                                   EXHIBIT A

                               CREDIT SUISSE FUNDS

Credit Suisse Capital Appreciation Fund
Credit Suisse Capital Funds
         Credit Suisse Large Cap Value Fund
         Credit Suisse Small Cap Value Fund
         Credit Suisse Total Return Global Fund
Credit Suisse Cash Reserve Fund, Inc.
Credit Suisse Commodity Return Strategy Fund
Credit Suisse Emerging Markets Fund
Credit Suisse Fixed Income Fund
Credit Suisse Global Fixed Income Fund, Inc.
Credit Suisse Global High Yield Fund, Inc.
Credit Suisse Global Small Cap Fund, Inc.
Credit Suisse Institutional Fixed Income Fund, Inc.
Credit Suisse Institutional Fund, Inc.
         Capital Appreciation Portfolio
         International Focus Portfolio
         Large Cap Value Portfolio
Credit Suisse Institutional Money Market Fund, Inc.
         Government Portfolio
         Prime Portfolio
Credit Suisse International Focus Fund, Inc.
Credit Suisse Japan Equity Fund, Inc.
Credit Suisse Large Cap Blend Fund, Inc.
Credit Suisse Mid-Cap Growth Fund, Inc.
Credit Suisse New York Municipal Fund
Credit Suisse Opportunity Funds
         Credit Suisse High Income Fund
Credit Suisse Short Duration Bond Fund
Credit Suisse Small Cap Growth Fund, Inc.
Credit Suisse Trust
         Blue Chip Portfolio
         Commodity Return Strategy Portfolio
         Emerging Markets Portfolio
         Global Small Cap Portfolio
         International Focus Portfolio
         Large Cap Value Portfolio
         Mid-Cap Growth Portfolio
         Small Cap Growth Portfolio
         Small Cap Value Portfolio


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